Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based on the historical audited consolidated financial statements of TopBuild and USI appearing in TopBuild’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is filed, as adjusted to illustrate the estimated pro forma effects of TopBuild’s acquisition of USI. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements and related notes of TopBuild and USI appearing in TopBuild’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is filed.

The unaudited pro forma balance sheet gives effect to TopBuild’s acquisition of USI as if they had occurred on December 31, 2017. The unaudited pro forma statement of operations give effect to such acquisition as if it had occurred as of January 1, 2017.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial information. The pro forma adjustments are included only to the extent they are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the pro forma statements of operations, expected to have a continuing impact on results. In addition, the unaudited pro forma financial information has been compiled in accordance with the accounting policies of TopBuild as set out in the historical financial statements of TopBuild included in its Annual Report on Form 10-K for the year ended December 31, 2017.

Our acquisition of USI will be accounted for and is presented in the unaudited pro forma condensed consolidation financial information as a purchase business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Under ASC 805, the excess of the purchase price over the fair value of net assets acquired and liabilities assumed is recorded as goodwill. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation related to our acquisition of USI. However, as of the date of this Exhibit, we have not performed the valuation studies necessary to determine with any certainty the fair values of the assets that we will acquire and the liabilities that we will assume and the related allocation of purchase price. The purchase price allocation is subject to change based upon finalization of appraisals and other valuation studies that we will arrange to obtain, and the amounts contained in the final purchase price allocation may differ materially from our preliminary estimates. For purposes of computing pro forma adjustments, we have assumed that historical values of assets acquired and liabilities assumed reflect fair value. The pro forma balance sheet includes a preliminary estimate of fair value adjustments for property and equipment and identifiable intangible assets such as tradenames and customer contracts, and the pro forma condensed consolidated statements of operations includes preliminary estimates of incremental depreciation and amortization expenses associated with the above described fair value adjustments. However, these amounts are subject to change as we have not completed the appraisal process as of the date of this Exhibit. The pro forma adjustments do not include adjustments to deferred tax assets or liabilities other than with respect to USI’s historical goodwill and our preliminary estimate of the purchase price to be allocated to property and equipment and identifiable intangible assets and goodwill.

Revisions to the preliminary purchase price allocation, interest rates and financing costs could materially change the pro forma amounts of total assets, total liabilities, invested equity, depreciation and amortization, interest expense and income tax expense presented herein. The structure of the transactions and certain elections that we may make in connection with our acquisition of USI and subsequent tax filings may impact the amount of deferred tax liabilities that are due and the realization of any deferred tax assets.

The unaudited pro forma condensed consolidated financial information contained in this Exhibit is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the transactions been completed as of the dates presented and should not be taken as representative of our future consolidated results of operations or financial position.

Condensed Consolidated Balance Sheet (Unaudited)

(dollars in thousands)

	As of December 31, 2017
	Historical TopBuild	Historical USI		Acquisition Adjustments			Financing Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$56,521	$18,167			$(493,167	)(b)		$482,030	(b)	$63,551
Receivables, net of an allowance for doubtful accounts of $3,673 and $3,374 at December 31, 2017, and December 31, 2016, respectively	308,508	57,593								366,101
Inventories, net	131,342	15,605								146,947
Prepaid expenses and other current assets	15,221	3,291								18,512

Total current assets	511,592	94,656			(493,167)			482,030		595,111
Property and equipment, net	107,121	25,243	(a)		7,205	(a)				139,569
Goodwill	1,077,186	160,623	(a)		80,391	(a)				1,318,200
Other intangible assets, net	33,243	100,253	(a)		117,347	(a)				250,843
Deferred tax assets, net	18,129	—			4,540	(a)				22,669
Other assets	2,278	1,366								3,644

Total assets	$1,749,549	$382,141			$(283,684)			$482,030		$2,330,036

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$263,814	12,563		$			$			$276,377
Current portion of long-term debt	12,500	1,200			(1,200	)(c)		5,000	(c)	17,500
Accrued liabilities	75,087	27,350								102,437

Total current liabilities	351,401	41,113			(1,200)			5,000		396,314
Long-term debt	229,387	118,294			(118,294	)(c)		487,910	(c)	717,297
Deferred tax liabilities, net	132,840	20,375			38,169	(d)				191,384
Long-term portion of insurance reserves	36,160	—								36,160
Other liabilities	3,242	—								3,242

Total liabilities	753,030	179,782			(81,325)			492,910		1,344,397

Commitments and contingencies
Equity
Preferred stock, $0.01 par value: 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2017, and December 31, 2016	—									—
Common stock, $0.01 par value: 250,000,000 shares authorized; 38,626,378 issued and 35,586,916 outstanding at December 31, 2017, and 38,488,825 shares issued and 37,815,199 outstanding at December 31, 2016	386									386
Treasury stock, 3,039,462 shares at December 31, 2017, and 673,626 shares at December 31, 2016, at cost	(141,582)									(141,582)
Additional paid-in capital	830,600	202,359			(202,359	)(e)				830,600
Retained earnings	307,115							(10,880	)(a)(h)	296,235

Total equity	996,519	202,359			(202,359)			(10,880)		985,639

Total liabilities and equity	$1,749,549	$382,141			$(283,684)			$482,030		$2,330,036

TopBuild Corp.

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands, except common share amounts)

	Year Ended December 31, 2017
	Historical TopBuild	Historical USI	Acquisition Adjustments		Financing Adjustments		Pro Forma
Net sales	$1,906,266	$361,676	$—		$—		$2,267,942
Cost of sales	1,445,157	271,102	(5,562	)(f)	—		1,710,697

Gross profit	461,109	90,574	5,562		—		557,245
Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	294,245	77,329	6,700	(g)	—		378,274
Significant legal settlement	30,000		—		—		30,000

Operating profit	136,864	13,245	(1,138)		—		148,971
Other income (expense), net:
Interest expense	(8,019)	(11,353)	—		(15,218	)(i)	(34,590)
Loss on extinguishment of debt	(1,086)	—	—		—		(1,086)
Other, net	281	(32)	—		—		249

Other expense, net	(8,824)	(11,385)	—		(15,218)		(35,427)

Income from continuing operations before income taxes	128,040	1,860	(1,138)		(15,218)		113,544
Income tax benefit (expense) from continuing operations	30,093	9,827	455	(j)	6,087	(j)	46,463

Income from continuing operations	158,133	11,687	(683)		(9,131)		160,006

Net income	$158,133	$11,687	$(683)		$(9,131)		$160,006

Income per common share:
Basic:
Weighted average number of common shares outstanding	35,897,641						35,897,641
Income from continuing operations	4.41						4.46
Loss from discontinued operations, net	—						—
Net income	4.41						4.46

Diluted:
Weighted average number of common shares outstanding	36,572,146						36,572,146
Income from continuing operations	4.32						4.38
Loss from discontinued operations, net	—						—
Net income	4.32						4.38

TopBuild Corp., Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(dollars in thousands)

(a)	A summary of the sources of funds for the USI Acquisition, prepared as if the USI Acquisition had occurred on December 31, 2017, is as follows:

Term Loan A	$100,000
New Senior Notes issued hereby	400,000

Total sources of funds	$500,000

The above funds are being utilized as follows:

Cash paid to current stakeholders of USI.	475,000
Debt issuance costs	7,090
Transaction fees and expenses	10,880

Remaining cash proceeds	$7,030

The preliminary pro forma allocation of the purchase price, prepared as if the USI Acquisition had occurred on December 31, 2017, is based on management’s preliminary estimates of the fair value of the assets acquired and the liabilities assumed. These estimates, based on management’s judgment and analysis, resulted in the following preliminary pro forma allocation of purchase price:

Accounts receivable	$57,593
Inventory	15,605
Prepaid expenses and other	3,291
Property and equipment	32,448
Identifiable intangible assets	217,600
Other assets	1,366
Deferred tax assets	4,540

Total assets	$332,443

Accounts payable	$12,563
Accrued liabilities	27,350
Deferred tax liability	58,544

Total liabilities	$98,457

Net identifiable assets acquired	$233,986
Goodwill	241,014

Net assets acquired	$475,000

Net assets acquired do not include $10,880 of Transaction fees and expenses that represent costs that cannot be capitalized and should be expensed in accordance with ASC 805 guidance. These costs are reflected as part of Retained earnings in the pro forma balance sheet as of December 31, 2017.

A summary of the preliminary estimated fair market values and remaining useful lives of identifiable intangible assets are as follows:

	Estimated value	Estimated useful lives (in years)
Trade name portfolio	$11,300	8.5
Customer relationships—residential	167,800	12.5
Customer relationships—commercial	38,500	9.5

Total Identifiable intangible assets	$217,600

The pro forma adjustment reflects management’s preliminary fair value estimates. As a result of finalizing the fair market values and related purchase price allocation, the value attributable to identifiable intangible assets may change and result in a corresponding increase or decrease to amortization expense.

Goodwill reflects the preliminary estimate of the excess of the purchase price over the fair value of the identifiable assets to be acquired and liabilities to be assumed in the Transactions and is not amortized.

(b)	The following tables summarize the adjustments to Cash and cash equivalents, prepared as if the Transactions had occurred on December 31, 2017:

December 31, 2017
Acquisition adjustments:
Cash paid to current stakeholders of USI.	$(475,000)
Elimination of USI historical Cash and cash equivalents	(18,167)

Acquisition adjustment	$(493,167)

December 31, 2017
Financing adjustments:
Funds from borrowing under Term Loan A.	$100,000
Funds from borrowing under New Senior Notes issued hereby	400,000
Payment of debt issuance costs	(7,090)
Payment of transaction fees and expenses	(10,880)

Financing adjustment	$482,030

(c)	The following table summarizes the adjustments to Current portion of long-term debt and Long-term debt balances, prepared as if the USI Acquisition had occurred on December 31, 2017:

	Current portion of long-term debt	Long-term debt
Borrowing under Term Loan A	$5,000	$95,000
Borrowing under New Senior Notes issued hereby		400,000
Debt issuance costs		(7,090)

Sub-total	$5,000	$487,910
Elimination of historical current & long-term debt	(1,200)	(118,294)

(d)	The change in deferred tax liabilities results from adjustments to property and equipment and identifiable intangible assets and is based on management’s preliminary estimates of fair value. The table below summarizes the adjustment:

Fair value of deferred tax liabilities on date of Acquisition	$58,544
Less: Historical deferred tax liabilities for USI	(20,375)

Adjustment	$38,169

(e)	Represents the impact of eliminating historical balances of USI, as of December 31, 2017.

(f)	Represents the change in amortization expense resulting from preliminary purchase accounting adjustments assuming the Transactions occurred on January 1, 2017. The following table summarizes the adjustments to Cost of sales and Selling, general, and administrative expense as a result of change in amortization expense:

Year ended December 31, 2017
Cost of Sales:
Historical amortization	$(5,562)
Adjusted amortization	—

Adjustment	$(5,562)
Selling, general, and administrative expense:
Historical amortization	$(9,044)
Adjusted amortization	18,806

Adjustment	$9,762

(g)	Represents the change in depreciation expense resulting from preliminary purchase accounting adjustments assuming the Transaction occurred on January 1, 2017. The following table summarizes the adjustment to Selling, general, and administrative expense as a result of change in depreciation expense (assumes an average asset life of 6.1 years):

Year ended December 31, 2017
Selling, general, and administrative expense:
Historical depreciation	$(8,381)
Adjusted depreciation	5,319

Adjustment	$(3,062)

The net impact on Selling, general and administrative expense as a result of above adjustment and adjustment described in (f) above is $6,700.

(h)	Represents fees and expenses of $10,880 that cannot be capitalized and should be expensed in accordance with ASC 805 guidance. These costs are reflected as part of retained earnings in the pro forma balance sheet as of December 31, 2017.

(i)	Represents estimated interest expense assuming the Transactions occurred on January 1, 2017. The interest expense adjustment for the Transactions was calculated as follows:

Year ended December 31, 2017
Interest on New Term Loan A and Senior Notes issued hereby	$(25,685)
Amortization of deferred financing costs	(886)
Less: Historical interest expense	11,353

Total interest expense adjustment	$(15,218)

(j)	Reflects a 40% effective tax rate (35% federal tax and 5% state tax) for the year ended December 31, 2017. Transaction costs have been deemed non-deductible and no benefits from permanent differences have been considered in determining the tax expense.